                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         AMERICAN PACIFIC CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                C. KEITH ROOKER
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         AMERICAN PACIFIC CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 12, 1996

          Notice is hereby given that the Annual Meeting of the Stockholders of American Pacific Corporation (the "Company") will be held at the Sheraton Desert Inn Casino & Resort, 3145 S. Las Vegas Boulevard, Las Vegas, Nevada, on March 12, 1996, at 10:30 a.m. local time, for the following purposes:

          1. To elect three Class B Directors to serve for a term of three years expiring in 1999 and thereafter until their successors are duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

          Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters. The Board of Directors has fixed the close of business on Friday, February 9, 1996, as the date as of which the stockholders who are entitled to notice of, and to vote at, said meeting and any adjournment or adjournments thereof, are to be identified. Only persons who were stockholders of record as of the close of business on February 9, 1996 are entitled to notice of and to vote at the meeting and any adjournments thereof.

          All stockholders of the Company are cordially invited to attend the meeting in person. However, to assure that each stockholder's vote is counted at the meeting, stockholders are requested to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope provided. Stockholders who attend the Annual Meeting may vote in person at the Annual Meeting even if they have previously returned a proxy. If you receive more than one proxy because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares may be represented at the Annual Meeting.

                              By Order of the Board of Directors



                              C. Keith Rooker, Secretary

February 12, 1996

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF

                          AMERICAN PACIFIC CORPORATION
                     3770 HOWARD HUGHES PARKWAY, SUITE 300
                            LAS VEGAS, NEVADA  89109
                                 (702) 735-2200

     The enclosed proxy is solicited on behalf of the Board of Directors of American Pacific Corporation, a Delaware Corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, March 12, 1996, at 10:30 a.m., local time, or at any adjournment(s) thereof. The Annual Meeting will be held at the Sheraton Desert Inn Casino & Resort, 3145 S. Las Vegas Boulevard, Las Vegas, Nevada. This Proxy Statement was first mailed to Stockholders of the Company on or about February 12, 1995, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1995.

     At the Annual Meeting, the following matters will be considered and voted on:

     1. Proposal No. 1.  Election of three Class B Directors to hold office
        --------------
       until the 1999 Annual Meeting of Stockholders and thereafter until their successors shall have been duly elected and qualified;

     2. Such other business as may properly come before the Annual Meeting.

     The Board of Directors recommends that stockholders vote for Proposal
No. 1. Officers and Directors of the Company collectively owning, directly or indirectly, 827,527 shares, or 9.8 percent, of the Company's $.10 par value common stock (the "Common Stock") as of February 9, 1996, have indicated that they intend to vote in favor of Proposal No. 1. The Company's principal executive offices are located at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109, and its telephone number is (702) 735-2200.

QUORUM AND VOTING RIGHTS

     Stockholders of record as of the close of business on February 9, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On February 9, 1996 8,105,621 shares of the Company's common stock, par value $.10 per share were issued and outstanding. Each share has one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

SOLICITATION OF PROXIES

     The solicitation of Proxies pursuant to this Proxy Statement will be made primarily by mail. In addition, officers, employees and other representatives of the Company and its subsidiary corporations, without compensation, may solicit proxies by telephone, telegraph, facsimile transmission, mail or personal interview. Arrangements will also be made with banks, brokerage firms and others to forward solicitation materials to the beneficial owners of shares held of record by them. The total cost of the solicitation process, including the reimbursement of the expenses of brokers and nominees, will be borne by the Company.

VOTING AND REVOCATION OF PROXIES; ADJOURNMENT

     Shares represented by valid proxies received by the Company will be voted in accordance with the specifications made therein by the stockholder. Any valid proxy that does not specify otherwise will (unless the proxy is validly revoked) be voted "for" the election of the persons nominated as Class B Directors, and in the discretion of the proxy holders, on such other matters as may properly come before the Annual Meeting. Proposal No. 1 requires the affirmative vote of 80% of the shares of Common Stock present and voting at the Annual Meeting. According to the Bylaws of the Company, in the event that Proposal No. 1 does not receive the affirmative vote of 80% of such shares present and voting, the incumbent Directors will remain in office until the next annual meeting, at which time both the Class B Directors and the Class C Directors will stand for election. The Bylaws of the Company require that a majority of the outstanding shares be present at the meeting, either in person or by proxy.

     The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the Proposal for election of Class B Directors as described above. A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's corporate secretary at the Company's principal executive offices identified above prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date than that of the previous proxy. The mere presence of a stockholder at the Annual Meeting will not revoke a proxy previously given.

     In the event that sufficient votes in favor of Proposal No. 1 or any other agenda items are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting, whether or not a quorum is present. The persons named as proxies will vote in favor of any such proposed adjournments.

PROPOSAL NO. 1--ELECTION OF CLASS B DIRECTORS

     On January 23, 1996 the Board of Directors nominated the following persons, all of whom are presently Directors, for re-election to serve in the class and for the term indicated below, and until their respective successors have been elected and qualified:

                                                 To Serve Until
   Name                   Class of Director      Annual Meeting in
  ------                  -----------------      -----------------
Norval F. Pohl                 B                        1999
C. Keith Rooker                B                        1999
Jane L. Williams               B                        1999

     The Company's Certificate of Incorporation provides that the Company's Board of Directors is divided into three classes of not less than one nor more than four Directors. The Company's Board of Directors presently consists of four Class A Directors, three Class B Directors, and three Class C Directors. One Class of Directors is elected annually. Directors in a Class are elected for a term of office of three years and thereafter until a successor is duly elected and qualified. The term of office of each Director normally expires at the third annual meeting of stockholders following election.

     The Board of Directors recommends that the stockholders vote "for" the above-named nominees. It is intended that the persons named in the accompanying proxy will vote for the election of those persons unless the stockholder giving the proxy withholds authority to vote for one or more of them. The Board of Directors believes that each of the nominees will be available and able to serve as a Director, but if for any reason any of them is not, the persons named as proxy may exercise discretionary authority to vote for a substitute nominee (or substitute nominees) proposed by the Board of Directors. Proxies cannot be voted for a number of persons greater than the number of Class B nominees named herein.

     Information concerning the Directors of the Company, including the nominees, is set forth in the table that follows. This table also indicates the number of shares of Common Stock beneficially owned by each Director, or that such Director has the right to vote or the right to acquire within sixty days after February 9, 1996, and by all of the Directors and executive officers of the Company as a group, as of February 9, 1996.

                                                                             Stock
                                                                            Ownership
                                                                         Amount & Nature
                                          Director                        of Beneficial      Percent
      Name                       Age       Since       Title of Class       Ownership       of Class
=====================================================================================================
NOMINEES FOR ELECTION
CLASS B DIRECTORS
(TERM OF OFFICE EXPIRES IN 1996)
Norval F. Pohl                   52       1986        Common Stock             7,500 (1)        (2)
C. Keith Rooker                  58       1988        Common Stock           114,371 (4)       1.4%
Jane L. Williams                 57       1993        Common Stock             5,000 (1)        (2)
CONTINUING MEMBERS OF THE BOARD
CLASS A DIRECTORS
(TERM OF OFFICE EXPIRES IN 1998)
Thomas L. War                    81       1985        Common Stock            24,174 (1)        (2)
Thomas A. Turner                 70       1986        Common Stock            27,633 (1)        (2)
John R. Gibson                   58       1988        Common Stock            41,382 (3)        (2)
Charles H. Feltz                 79       1993        Common Stock             5,000 (1)        (2)
CLASS C DIRECTORS
(TERM OF OFFICE EXPIRES IN 1997)
Fred D. Gibson, Jr.              68       1982        Common Stock           442,812 (5)       5.3%
Victor M. Rosenzweig             57       1988        Common Stock             6,400 (1)        (2)
Berlyn D. Miller                 58       1993        Common Stock             6,655 (1)        (2)
All Directors and executive
officers as a group
(13 persons)                                          Common Stock           827,527 (6)(7)    9.8%

     (1) Includes with respect to each such Director, 5,000 shares of Common Stock subject to options, which options are exercisable within 60 days after February 9, 1996.

     (2) Less than 1%.

     (3) Includes with respect to Mr. John R. Gibson 15,000 shares subject to options, which options are exercisable within 60 days after February 9, 1996.

     (4) Includes with respect to Mr. Rooker 68,000 shares subject to options, which options are exercisable within 60 days after February 9, 1996.

     (5) Includes with respect to Mr. Fred D. Gibson, Jr., 45,000 shares subject to options, which options are exercisable within 60 days after February 9, 1996.

     (6) Includes with respect to all Directors and officers as a group, an aggregate of 305,000 shares of Common Stock subject to options, which options are exercisable by such persons within 60 days after February 9, 1996. Does not include with respect to all Directors and officers as a group, an additional 10,000 shares of Common Stock subject to options not exercisable within 60 days after February 9, 1996.

     (7) Each Director and officer exercises sole voting and investment power with respect to the Common Stock indicated as beneficially owned by him.

THE DIRECTORS

     NORVAL F. POHL has been a Director of the Company since 1986. Dr. Pohl has also been a Director of Western Electrochemical Company, the Company's principal operating subsidiary, since 1989. Dr. Pohl is the Vice President of Finance and Administration of the University of Nevada Las Vegas, a position he has held for more than five years. Dr. Pohl is also a Director of the Flagstaff Institute, in Flagstaff, Arizona.

     C. KEITH ROOKER has been a Director of the Company since 1988. Mr. Rooker has been an Executive Vice President of the Company since 1988, and has been a Vice President and the Secretary and General Counsel of the Company since 1985.

     JANE L. WILLIAMS was elected a Director of the Company in November, 1993. Ms. Williams has also been a Director of Western Electrochemical Company, the Company's principal operating subsidiary, since 1989. Ms. Williams is the President, Chairman and Chief Executive Officer of TechTrans International, of Houston, Texas, a position she has held for two years. Before founding TechTrans International, Ms. Williams was a consultant to businesses in the aerospace industry for more than five years.

     THOMAS L. WAR has been a Director of the Company since 1985. Prior to his retirement Mr. War was an Executive Vice President of the Company, a position Mr. War held for more than five years.

     THOMAS A. TURNER has been a Director of the Company since 1986. Before his retirement Mr. Turner was an officer and director of JMA Architects & Engineers, Inc., of Las Vegas, Nevada, for more than five years.

     JOHN R. GIBSON has been a Director of the Company since 1988. Mr. Gibson has been the Company's Vice President--Engineering & Operations since March, 1992. Prior to that time Mr. Gibson was the Director of Modernization of USS-POSCO Industries, a fabricator of steel products, a position Mr. Gibson held for more than five years. Mr. Gibson is a brother of Fred D. Gibson, Jr.

     CHARLES H. FELTZ was elected a Director of the Company in November, 1993. Mr. Feltz has also been a Director of Western Electrochemical Company, the Company's principal operating subsidiary, since 1989. Prior to his retirement Mr. Feltz was an executive of Rockwell International Corporation.

     FRED D. GIBSON, JR. has been a Director of the Company since 1982 and became Chairman of the Board of Directors and President and Chief Executive Officer of the Company in 1985. Mr. Gibson also serves as the Chairman and Chief Executive Officer of all of the Company's subsidiary corporations. Mr. Gibson has been a Director of Nevada Power Company for more than five years. Mr. Gibson is a brother of John R. Gibson, a Director of the Company.

     VICTOR M. ROSENZWEIG has been a Director of the Company since 1988. He also served as a Director of the Company and as the Company's general counsel prior to September, 1985. Mr. Rosenzweig has been a Partner in the New York, New York law firm Olshan Grundman Frome & Rosenzweig, LLP for more than five years. The Company has retained and proposes to retain this law firm during the current fiscal year.

     BERLYN D. MILLER was elected a Director of the Company in November, 1993. Mr. Miller has also been a Director of Western Electrochemical Company, the Company's principal operating subsidiary, since 1989. Mr. Miller is the Chairman, President and Chief Executive Officer of ACME Electric, of Las Vegas, Nevada, a position he has held for more than five years. Mr. Miller is also a Director of First Interstate Bank of Nevada, N.A.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has established several standing committees to assist the Board of Directors in its functions, namely, the Executive Committee, the Audit Committee, the Management and Compensation Committee, the Stock Option Committee, and the Pension Plan Committee. The membership and functions of these committees are described below.

     EXECUTIVE COMMITTEE.  The Executive Committee is presently composed of Fred
D. Gibson, Jr., Chairman, C. Keith Rooker, Thomas A. Turner, and Berlyn D. Miller. The Executive Committee is authorized to exercise the power and authority of the Board of Directors with respect to the business of the Company to the extent permitted by the General Corporation Law of the State of Delaware. The Executive Committee operates on a standby basis when it is impractical for the Board of Directors to meet or to act by consent in the absence of a meeting. The Executive Committee held no meetings during the Company's fiscal year ended September 30, 1995.

     AUDIT COMMITTEE. The Audit Committee is presently composed of Thomas L. War, Chairman, and Norval F. Pohl, Victor M. Rosenzweig, Charles H. Feltz, Berlyn D. Miller, Thomas A. Turner and Jane L. Williams. The functions of the Audit Committee include making recommendations to the full Board of Directors concerning the engagement of the Company's independent public accountants, reviewing with the independent public accountants the results of the audit engagement, and reviewing the independence of the independent public accountants. In addition, the Audit Committee may review and represent the Board of Directors with respect to transactions involving management and related parties. The Audit Committee held four meetings during the Company's fiscal year ended September 30, 1995.

     MANAGEMENT AND COMPENSATION COMMITTEE. The Management and Compensation Committee is presently composed of Thomas A. Turner, Chairman, and Norval F. Pohl, Berlyn D. Miller, Jane L. Williams and Charles H. Feltz. Fred D. Gibson, Jr. acts as an ex officio member. The functions of the Management and Compensation Committee include providing independent review of and making recommendations to the Board of Directors concerning the remuneration arrangements for senior management, executive officers and Directors, recommending compensation plans in which senior management and executive officers are eligible to participate, and assuring the development of management skills essential to the affairs of the Company. The Management and Compensation Committee held one meeting during the Company's fiscal year ended September 30, 1995.

     STOCK OPTION COMMITTEE. The Stock Option Committee is presently composed of Norval F. Pohl, Chairman, and Thomas L. War, Thomas A. Turner, Victor M. Rosenzweig and Berlyn D. Miller. The Stock Option Committee administers the Company's incentive and nonqualified stock option plans and makes final decisions, subject to review by the full Board of Directors, concerning stock options to be granted under the Company's stock option plans. The Stock Option Committee held two meetings during the Company's fiscal year ended September 30, 1995.

     PENSION PLAN COMMITTEE. The Pension Plan Committee presently consists of Victor M. Rosenzweig, Chairman, Thomas L. War, John R. Gibson, Fred D. Gibson, Jr., C. Keith Rooker, Charles H. Feltz and Jane L. Williams. The Pension Plan Committee administers the Company's defined benefit pension and employee stock ownership plans and oversees the performance of managers of pension plan assets. The Pension Plan Committee held one meeting during the Company's fiscal year ended September 30, 1995.

     ENVIRONMENTAL OVERSIGHT COMMITTEE. Effective January 23, 1996, this Committee consists of Berlyn D. Miller, Chairman, Thomas A. Turner, Charles H. Feltz, Jane L. Williams and Norval F. Pohl. The Environmental Oversight Committee oversees the Company's compliance with applicable environmental standards, statutes and regulations.

     A total of eight regularly scheduled and special meetings of the Company's Board of Directors was held during the Company's fiscal year ended September 30, 1995. All Directors attended at least 75 percent of the aggregate of the total number of such meetings and of the total number of meetings by all committees of the Board of Directors on which each Director served that were held during the period of time each was a Director.

MANAGEMENT

EXECUTIVE OFFICERS

     The Company's Chief Executive Officer and its other executive officers who were serving as executive officers as of September 30, 1995 are as follows:

Name                            Age   Officer Since            Position
----                            ---   -------------            --------

Fred D. Gibson, Jr.              68       1982        Director, Chairman of the
                                                      Board, Chief Executive
                                                      Officer and President.
                                                      Chairman and Chief
                                                      Executive Officer of each
                                                      of the Company's
                                                      Subsidiary Corporations.
                                                      Mr. Gibson and John R.
                                                      Gibson are brothers.
C. Keith Rooker                  58       1985        Executive Vice President,
                                                      General Counsel and
                                                      Secretary
Joseph W. Cuzzupoli              59       1992        Senior Vice President
James J. Peveler                 59       1985        President of Western
                                                      Electrochemical Company,
                                                      the Company's principal
                                                      operating subsidiary
David N. Keys                    39       1989        Vice President, Chief
                                                      Financial Officer and
                                                      Treasurer
John R. Gibson                   58       1992        Vice President--
                                                      Engineering & Operations

     Except as noted in this Proxy Statement with respect to Messrs. Fred D. Gibson, Jr. and John R. Gibson, there is no family relationship between any of the Directors or named executive officers. All officers are elected annually by the Board of Directors and serve at the pleasure of the Board of Directors, or until their respective successors have been duly elected and qualified.

     For information concerning the positions and backgrounds of FRED D. GIBSON, JR., C. KEITH ROOKER and JOHN R. GIBSON, see "The Directors," above.

     JOSEPH W. CUZZUPOLI has been Senior Vice President of the Company since January, 1992. Beginning in 1988, Mr. Cuzzupoli acted as a consultant to the Company. Mr. Cuzzupoli was previously a consultant to companies in the aerospace industry for more than five years.

     JAMES J. PEVELER has been the President of Western Electrochemical Company since 1989. Prior to that time Mr. Peveler was a Vice President of the Company and its Chief Financial Officer, positions Mr. Peveler had held since 1985.

     DAVID N. KEYS has been a Vice President of the Company and its Chief Financial Officer and Treasurer since 1989. Prior to that time Mr. Keys was an accountant with Deloitte, Haskins & Sells (now Deloitte & Touche) for more than five years. Mr. Keys is a director of Norwest Bank Nevada. Mr. Keys is also a member of the West Coast Advisory Board of Directors of Protection Mutual Insurance Company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation paid or accrued by the Corporation and its subsidiaries to or on behalf of the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executive Officers").

                                                    Annual Compensation (1)                   Long-Term Compensation
                                       -------------------------------------------------      ----------------------
                                                                                                      Awards
                                                                                              ----------------------
Name and                                                                   Other Annual       Securities Underlying
Principal Position              Year     Salary ($)     Bonus ($)         Compensation($)          Options (#)
-----------------------------   ----   -------------    --------          ---------------     ----------------------
FRED D. GIBSON, JR. (2)         1995       421,451         ---                  ---                       35,000
Chairman of the Board, Chief    1994       382,419         ---                  ---                          ---
 Executive Officer and          1993       366,362         ---                  ---                          ---
 President


C. KEITH ROOKER                 1995       339,101         ---                  ---                       25,000
Executive Vice President,       1994       333,435         ---                  ---                          ---
 Secretary and General          1993       329,332         ---                  ---                          ---
 Counsel

JOSEPH W. CUZZUPOLI (3)         1995       258,946         ---                  ---                       20,000
Senior Vice President           1994       251,501         ---                  ---                          ---
                                1993       243,406         ---                  ---                       75,000

JAMES J. PEVELER                1995       166,200         ---                  ---                       12,000
President of Western            1994       163,000         ---                  ---                          ---
 Electrochemical Company        1993       157,733         ---                  ---                          ---

DAVID N. KEYS                   1995       154,100         ---                  ---                       20,000
Vice President and Chief        1994       151,100         ---                  ---                          ---
 Financial Officer              1993       146,200         ---                  ---                          ---

     (1) The Company provides automobiles for certain of its executive officers. These Company automobiles are used primarily for business purposes, and any personal use of an officer's assigned automobile is treated as additional compensation to the officer. After reasonable inquiry, the Company has concluded that the aggregate amount of such compensation does not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.

     (2) Mr. Gibson's annual cash compensation was reduced at his request by $125,000 to $281,800 annually for the period June through December 1993. The cash compensation reported for Mr. Gibson does not include compensation in the amount of $150,250, $144,933 and $140,233 paid during the Company's fiscal years ended September 30, 1995, 1994 and 1993, respectively, to Mr. Gibson's son, Fred
D. Gibson, III, who became the president of a subsidiary of the Company in March, 1993, and previously was an assistant secretary and associate general counsel to the Company. Nor does the cash compensation reported for Mr. Gibson include compensation in the amount of $148,140, $142,900 and $138,300, respectively, paid to Mr. Gibson's brother, John R. Gibson, who is a Director and the Company's Vice President--Engineering & Operations, during the Company's fiscal years ended September 30, 1995, 1994 and 1993. Nor does the cash compensation reported for Mr. Gibson include amounts paid by the Company and its subsidiary corporations to Mr. Gibson's sister, who is an officer of Western Electrochemical Company, the Company's principal operating subsidiary.

     (3) The cash compensation reported for Mr. Cuzzupoli does not include consulting fees paid to Mr. Cuzzupoli's son, who acts as a consultant to the Company and its subsidiary corporations at the total rate of $5,400 per month.

EMPLOYMENT AGREEMENTS

     Mr. Rooker is employed under an employment agreement with the Company and provides legal services as general counsel pursuant to a retainer agreement with the Company. The employment and retainer agreements provide for the compensation disclosed above. The term of Mr. Rooker's employment and retainer agreements is five years (from June 1, 1986), extending automatically, in the absence of notice to the contrary, from year to year up to age 65. Any termination by the Company of the employment agreement and the retainer agreement, without good cause, entitles Mr. Rooker to receive all compensation to which he is entitled under the employment and retainer agreements for the then-remaining term of the agreements. A termination without good cause includes, unless Mr. Rooker accepts such changes in writing, a reduction in title, a substantial change in duties, a relocation, or any change in the chief executive officer of the Company or of a majority of its Board of Directors.

     Mr. Keys is employed under an employment agreement entered into in December, 1994 providing for a base salary of $154,100. The agreement provides for a term of three years, extending automatically, in the absence of notice to the contrary, from year to year up to age 65. Any termination by the Company of the employment agreement without good cause entitles Mr. Keys to receive all compensation to which he would be entitled under the employment agreement for the then-remaining term of the agreement. A termination without good cause includes, unless Mr. Keys accepts such changes in writing, a reduction in title, a substantial change in duties, or a relocation.

STOCK OPTION PLANS

     The Company's Board of Directors adopted the American Pacific Corporation 1991 Nonqualified Stock Option Plan (the "1991 Plan") on September 24, 1991.
The 1991 Plan provides for the grant of options with respect to an aggregate of 500,000 shares of Common Stock. Options granted under the 1991 Plan are not intended to qualify for treatment as incentive stock options under Section 422A of the Internal Revenue Code. The 1991 Plan was approved by a vote of the stockholders of the Company on March 3, 1992. Under the 1991 Plan, options to purchase shares of Common Stock may be granted to key employees, including employees who are also Directors of the Company or of any of its subsidiaries. As of September 30, 1995 options with respect to an aggregate of 206,000 shares of Common Stock had been granted and were outstanding under the 1991 Plan. On December 12, 1994 options in respect of 186,000 shares were granted pursuant to the 1991 Plan at an exercise price of $7.50 per share, 132,000 of which were granted to executive officers, and 54,000 of which were granted to key employees who were not executive officers. Previously-granted options with respect to 75,000 shares held by these non-executive employees were canceled contemporaneously. On August 8, 1995 options in respect of 20,000 shares were granted to an executive officer pursuant to the 1991 Plan at an exercise price of $5.625. As of February 9, 1996 options in respect of 294,000 shares of Common Stock were available for grant under the 1991 Plan.

     The American Pacific Corporation 1988 Nonqualified Stock Option Plan (the "1988 Nonqualified Plan") and the 1988 Incentive Stock Option Plan (collectively, the "1988 Plans") were adopted by the Board of Directors effective on May 10, 1988, and were approved by stockholders of the Company on March 7, 1989. The 1988 Plans expired on December 31, 1993. Accordingly, no additional options may be granted under the 1988 Plans, although options granted prior to that date continue to be exercisable in accordance with their terms.
As of September 30, 1995, options with respect to an aggregate of 63,000 shares of Common Stock were outstanding under the 1988 Plans.

     The American Pacific Corporation Incentive Stock Option Plan for Key Employees--1982 became effective March 19, 1982 (the "1982 Plan"). The 1982 Plan expired on January 25, 1992. Accordingly, no additional options may be granted under the 1982 Plan, although options granted prior to that date continue to be exercisable in accordance with their terms. As of September 30, 1995, options with respect to an aggregate of 10,000 shares of Common Stock were outstanding under the 1982 Plan.

     In addition to the options outstanding under the above-described stock option plans, on December 12, 1994 the Company granted stock options in respect of an aggregate of 35,000 shares of Common Stock to its seven non-management directors pursuant to a non-discretionary plan under which 40,000 shares were reserved. All of such options are currently exercisable. The Company had previously granted options in respect of a total of 175,000 shares to two of its named executive officers. These options were granted pursuant to separate stock option agreements and not pursuant to any of the Company's stock option plans. Of the 175,000 options granted to the two named executive officers, 100,000 options were outstanding as of September 30, 1995.

     All of the Company's stock option plans are administered by the Stock Option Committee of the Board of Directors. The Board of Directors and/or the Stock Option Committee determines the types of options, identifies who shall receive options, the number of shares of Common Stock that may be purchased under options, the time and manner of exercise of options, and the exercise prices of options. The exercise price of options may not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. The maximum term of each option is five years from the date an option first becomes exercisable. Payment for shares purchased upon exercise of options may be made in cash, by delivery of shares of Common Stock previously owned, or in other forms approved by the Stock Option Committee.

     In the event of a change in the number of outstanding shares of Common Stock, or in the event of another change affecting the Common Stock, such as a stock split, merger, consolidation, or declaration of a stock dividend, an appropriate adjustment will be made in the terms and conditions of options issued under the 1991 Plan and the 1988 Plans, and an appropriate adjustment will be made in the number of shares subject to options issued under the 1982 Plan. Under the 1991 Plan and the 1988 Plans, if the Company sells all or substantially all of its assets or stock by way of a sale, merger, consolidation, reorganization or liquidation, options granted under such Plans become immediately exercisable until the transaction is consummated. An option may not be transferred other than by will or by the laws of descent and distribution, and during the lifetime of the option holder may be exercised only by the option holder or his legal representative. Options granted under all plans, and outstanding options granted other than under plans, may be exercised only while the optionee is employed by the Company (or, in the case of independent directors, while the optionee holds office as a director) and for 90 days thereafter unless termination of employment or directorship results from death of the optionee, in which case the options may be exercised within six months after the date of death.

     The following tables provide information with respect to the Named Executive Officers, concerning the grant of options and exercise of options during the Company's fiscal year ended September 30, 1995, and unexercised options as of September 30, 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

                                                                                                          Potential Realized Value
                                                                                                         at Assumed Annual Rates of
                                                                                                        Stock Price Appreciation for
                                                          Individual Grants                                     Option Term
                                ----------------------------------------------------------------------------------------------------

                                  Number of          % of Total
                                  Securities          Options
                                  Underlying         Granted to        Exercise or
Name and                      Options Granted       Employees in        Base Price          Expiration
Principal Position                   (#)             Fiscal Year          ($/Sh)               Date          5% ($)        10% ($)
-----------------------------------------------------------------------------------------------------------------------------------

FRED D. GIBSON, JR.                  17,500             8.5%             $ 7.50              12/12/99       $36,225       $ 80,150
Chairman of the Board, Chief         17,500             8.5%             $ 7.50              12/12/00       $44,625       $101,325
 Executive Officer
and President
C. KEITH ROOKER                      12,500             6.1%             $ 7.50              12/12/99       $25,875       $ 57,250
Executive Vice President,            12,500             6.1%             $ 7.50              12/12/00       $31,875       $ 72,375
 Secretary and General
 Counsel
JOSEPH W. CUZZUPOLI                  10,000             4.9%             $5.625              08/08/00       $15,600       $ 34,400
Senior Vice President                10,000             4.9%             $5.625              08/08/01       $19,100       $ 43,500
JAMES J. PEVELER                      6,000             2.9%             $ 7.50              12/12/99       $12,420       $ 27,480
President of Western                  6,000             2.9%             $ 7.50              12/12/00       $15,300       $ 34,740
 Electrochemical Company
DAVID N. KEYS                        10,000             4.9%             $ 7.50              12/12/99       $20,700       $ 45,800
Vice President and Chief             10,000             4.9%             $ 7.50              12/12/00       $25,500       $ 57,900
 Financial Officer


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUE
                       --------------------------------

                                                                 Number of Unexercised        Value of Unexercised
                                                                    Options at Fiscal         In-the-Money Options
                                                                        Year-end               at Fiscal Year-end
                                                                           (#)                       ($)
                                                                  ---------------------        --------------------
                                Shares Acquired        Value             Exercisable/                Exercisable/
Name                            on Exercise (#)     Realized ($)         Unexercisable               Unexercisable
--------                        ---------------     ------------  ---------------------        --------------------
Fred D. Gibson, Jr.                    ---             ---                 45,000 / 0                    0 / 0
C. Keith Rooker                        ---             ---                 68,000 / 0              $64,500 / 0
Joseph W. Cuzzupoli                    ---             ---            60,000 / 10,000                    0 / 0
James J. Peveler                       ---             ---                 12,000 / 0                    0 / 0
David N. Keys                          ---             ---                 70,000 / 0                    0 / 0

RETIREMENT BENEFITS


      Under the Company's defined benefit pension plan, eligible employees, including employees who are Directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their "average compensation." The term "average compensation" is defined to be the average of the employee's earnings for the five consecutive years of employment during which the employee's compensation was the highest, subject to applicable limitations provided by law. Prior to January 1, 1994 the applicable limitation on compensation was $200,000, adjusted for inflation. During the calendar year 1993 the $200,000 figure, adjusted for inflation, amounted to $235,840. Tax legislation that became effective on January 1, 1994 reduced this figure to $150,000, subject to adjustment for inflation in future years. The annual retirement benefit provided under the plan is two percent of each employee's "average compensation," plus 0.65 percent of each employee's "average compensation" in excess of the applicable social security wage base, for each year of service, up to 20. The social security wage base is derived from social security tables and depends upon each individual's year of birth. The maximum benefit under the defined benefit pension plan is limited to the lesser of 100 percent of average compensation or the sum of $90,000, as adjusted for inflation. The $90,000 limitation, adjusted for inflation, amounted to $120,000 for the calendar year 1995. Employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiary corporations, and are fully vested after seven years of service with the Company and its subsidiary corporations.

      The following table presents the noncontributory annual benefits payable for life under the Company's pension plan to employees, assuming normal retirement at age 65 during the Company's current fiscal year under a single life annuity. The amounts shown below represent the application of the pension plan formula to the amounts of compensation and years of service shown. The amounts shown below do not include social security benefits upon retirement.
Nor does the Company's pension plan give credit for years of service in excess of 20. Benefits payable under the pension plan must be in compliance with the applicable guidelines or maximums prescribed in the Employee Retirement Income Security Act of 1974, as currently stated or as adjusted from time to time. The amounts shown below do not anticipate future changes in salary levels or inflation. All benefits shown are for an employee born in 1930 (age 65 in 1995). Benefits for employees born later may be lower.

                       PENSION PLAN TABLE
                       ------------------

                                       Years of Service
                                -----------------------------
Average Compensation              15         20         25
--------------------            -------    -------    -------
$ 125,000                       $47,465    $63,286    $63,286
  150,000                        57,402     76,536     76,536
  175,000                        57,402     76,536     76,536
  200,000                        57,402     76,536     76,536

      The credited years of service under the pension plan as of September 30, 1995 for each of the Company's named executive officers is follows: Fred D. Gibson, Jr., 39 years; C. Keith Rooker, 10 years; Joseph W. Cuzzupoli, 4 years; James J. Peveler, 13 years; and David N. Keys, 6 years.

      On November 7, 1994, the Board of Directors of the Company adopted the American Pacific Corporation Supplemental Executive Retirement Plan (the "SERP"). The SERP is designed to provide retirement benefits to designated executives to supplement the retirement benefits provided by the Company's pension plan. Fred D. Gibson, Jr., the Company's Chairman, President, and Chief Executive Officer is the sole participant in the SERP at this time. The SERP provides for retirement benefits (inclusive of benefits payable under the Company's pension plan) equal to three percent of average annualized compensation during the 36 months of highest compensation ("Final Average Compensation") for service up to 15 years, plus one and one-half percent of Final Average Compensation for years of service exceeding 15 years, but not more than 35 years. Mr. Gibson has been employed by the Company for more than 35 years, and therefore is entitled to the maximum annual benefit payable under the terms of the SERP, totaling 75 percent of Final Average Compensation. As of September 30, 1995, Mr. Gibson's Final Average compensation equaled $392,061. Using this figure as Final Average Compensation, Mr. Gibson's annual SERP benefit, in addition to the pension reflected in the table above, is $157,853.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

      On September 28, 1994 Mr. Rooker borrowed the sum of $96,875 from the Company. Mr. Rooker used the amount borrowed to pay the exercise price of 25,000 options previously granted to him pursuant to the Company's 1988 Incentive Stock Option Plan. Mr. Rooker's loan is evidenced by an unsecured promissory note that bears interest at the prime rate and is payable on demand. As of December 31, 1995 the balance owing by Mr. Rooker under the promissory note, including accrued interest, was $107,367. This borrowing requires Mr. Rooker to make payments at least equal to accruing interest on a scheduled basis.

      During 1994 the Company loaned an aggregate of $552,592 to Fred D. Gibson, Jr., Chairman, President, and Chief Executive Officer of the Company. Mr. Gibson's loan is evidenced by an unsecured promissory note that bears interest at the prime rate and is payable on demand. As of December 31, 1995, the balance owing by Mr. Gibson under the promissory note, including accrued interest, was $468,252.

      Under the terms of a secured loan agreement, the Company loaned to TechTrans International, Inc., a Texas corporation of which Jane L. Williams, a Director of the Company, is the President, Chairman of the Board and Chief Executive Officer and a 100 percent owner, the total sum of $220,000. The loan agreement permits the Company to make additional advances. The loan bears interest at two percent above the prime rate, and is due and payable upon demand. As of December 31, 1995 the total balance owing under the loan agreement, including accrued interest, was $100,892.

      On June 16, 1993 James J. Peveler borrowed the sum of $100,000 from the Company. On September 27, 1993 Mr. Peveler borrowed an additional $40,000. Mr. Peveler's loans are evidenced by his unsecured promissory notes payable to the Company, which bear interest at the prime rate and are repayable upon demand.
As of December 31, 1995 the total balance owing by Mr. Peveler in respect of the two loans, including accrued interest, was $166,001. This borrowing requires Mr. Peveler to make payments at least equal to accruing interest on a scheduled basis.

      On December 18, 1991 Joseph W. Cuzzupoli, who was then a consultant to the Company, and who became a Senior Vice President to the Company in January, 1992, borrowed the sum of $112,395 from the Company. On March 26, 1992 Mr. Cuzzupoli borrowed an additional $100,000 from the Company. On May 1, 1994 Mr. Cuzzupoli borrowed an additional $25,000. Mr. Cuzzupoli's loans are evidenced by unsecured promissory notes that bear interest at the prime rate. Mr. Cuzzupoli's promissory notes are payable upon demand. As of December 31, 1995 the total balance owing by Mr. Cuzzupoli in respect of the two loans, including accrued interest, was $177,005. This borrowing requires Mr. Cuzzupoli to make payments at least equal to accruing interest on a scheduled basis.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The Company is the General Partner of Gibson Business Park Associates 1986-1, a Nevada limited Partnership (the "Limited Partnership"). The Company owns a 70 percent interest in the capital and profits of the Limited Partnership. The remaining 30 percent is owned as follows: 10 percent by Fred
D. Gibson, Jr., 10 percent by C. Keith Rooker, five percent by the estate of the late Audrey B. Gibson (the wife of deceased former officer and Director of the Company James I. Gibson and sister-in-law to Fred D. Gibson, Jr. and John R. Gibson), two percent by James B. Gibson, Associate General Counsel of the Company (a nephew of Fred D. Gibson, Jr. and John R. Gibson), two percent by Thomas A. Turner, and one percent by Thomas L. War.

      On July 31, 1990, the Company entered into a lease agreement with 3770 Hughes Parkway Associates Limited Partnership, a Nevada limited partnership ("Hughes Parkway"), pursuant to which the Company leased the third floor of a 3-story building owned by Hughes Parkway. The Company presently utilizes the third floor of this building as office facilities. Hughes Parkway is a limited partnership of which Howard Hughes Properties, a Delaware limited partnership, is the general partner, and of which the Limited Partnership is the sole limited partner, owning a 33 percent interest in Hughes Parkway. Hughes Parkway financed the cost of construction of the building through contributions from its partners and through borrowing from an unrelated lender.

      The Limited Partnership purchased its interest in Hughes Parkway in July, 1990, by paying the sum of $1,040,490 in cash. A subsidiary of the Company contributed 70 percent of this amount and, accordingly, acquired a 70 percent interest in the Limited Partnership. The remaining 30 percent was contributed by the aforenamed limited partners in the Limited Partnership. The Limited Partnership and the limited partners are individually liable with respect to a portion of the borrowing from the unrelated lender. The partnership agreement for Hughes Parkway provides that if the lease agreement between the

Company and Hughes Parkway should be terminated due to a default by the Company, Howard Hughes Properties can purchase the interest of the Limited Partnership in Hughes Parkway at a discount of as much as 25 percent. The Company has agreed to indemnify the Limited Partnership on account of any financial loss it may suffer as a result of this provision. The lease agreement and participation in the Hughes Parkway transaction were approved by the members of the Board of Directors who are not limited partners in the Limited Partnership or related parties.

REPORT OF THE MANAGEMENT AND COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION PRINCIPLES

      The Company's executive compensation program is based upon guiding principles designed to align executive compensation with the values, objectives, and business and financial performance of the Company, and to motivate the Company's officers and key employees to achieve the Company's goals of providing the Company's stockholders with a competitive return on their investments, while at the same time providing the Company's customers with quality products.
Toward that end, the executive compensation program is designed to achieve the following objectives:

          . Attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company.

          . Promote a performance oriented environment that encourages Company and individual achievement.

          . Reward executive officers for long-term strategic management and the enhancement of stockholder value.

          . Provide levels of total compensation that are competitive with those provided by other companies with which the Company may compete for executive talent.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of both cash and equity-based compensation. The Management and Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern both cash and equity-based compensation. The Management and Compensation Committee is responsible for reviewing the executive compensation program on at least an annual basis to ensure conformance to the Company's executive compensation principles. Annual base salary increases reflect an individual's performance and contribution to the Company over several years.

     Cash Compensation. The base salaries of the Company's Chief Executive Officer and other executive officers as a group were established by the Management and Compensation Committee after considering rates of compensation then being paid by the Company, as well as salary trends and overall performance. Salary levels were also influenced by the Company's continuing focus on cost containment. Consequently, cash compensation paid to executive officers during the September 30, 1995 fiscal year was influenced more by these factors than by compensation levels for comparable positions in the industry. The Company does not have an annual bonus plan. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, because the Company has not paid, and does not currently anticipate paying, compensation in excess of $1 million per annum to any employee.

     Equity-Based Compensation. The Company's stock option plans are designed to advance the long-term interests of the Company by aligning the long-term interests of the Company's executive officers with those of the Company's stockholders by providing executive officers with an opportunity to build a meaningful equity position in the Company. The Company has in the past made substantial grants of stock options to its executive officers. The Management and Compensation Committee may, along with the Stock Option Committee of the Board of Directors, recommend additional grants of stock options in the future. On December 12, 1994, options in respect of an aggregate of 186,000 shares were granted to key Company employees, including 35,000 to the Chief Executive Officer, 25,000 to Mr. Rooker, 20,000 to Mr. Keys, 15,000 to John R. Gibson, and 12,000 to Mr. Peveler. On August 8, 1995, options in respect of 20,000 shares were granted to Joseph W. Cuzzupoli, Senior Vice President. No outstanding stock options were re-priced, amended or modified during the Company's fiscal year ended September 30, 1995. Options in respect of 75,000 shares granted to non-executive employees were canceled on December 12, 1994.

                              Management and Compensation Committee

                              Thomas A. Turner, Chairman
                              Norval F. Pohl
                              Berlyn D. Miller
                              Charles H. Feltz
                              Jane L. Williams


COMPENSATION OF DIRECTORS

     Directors of the Company (other than Messrs. F.D. Gibson, Jr., Rooker, J. Gibson, and Rosenzweig) are compensated at the rate of $2,000 per quarter, plus $700 per meeting of the Company's Board of Directors attended, and $500 per committee meeting attended, and are reimbursed for expenses incurred in attending Directors' meetings. Committee chairmen receive an additional $200 per committee meeting attended and all non-employee members of the Executive Committee receive an additional $250 per month. Mr. Rosenzweig bills the Company at his customary rates for time spent on behalf of the Company (whether as a Director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending Directors' meetings.

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's common stock, the Wilshire 5000 Index, and the Wilshire Chemicals Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     AMONG AMERICAN PAC CORPORATION, WILSHIRE CHEMICALS AND WILSHIRE 5000

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           AMERICAN PAC    WILSHIRE    WILSHIRE
(Fiscal Year Covered)        CORPORATION     CHEMICALS   5000
-------------------          ------------    ---------   --------
Measurement Pt-  9/28/90     $100           $100         $100
FYE   9/30/91                $143           $134         $162
FYE   9/30/92                $159           $148         $371
FYE   9/30/93                $167           $174         $151
FYE   9/30/94                $203           $178         $110
FYE   9/29/95                $234           $230         $ 62

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of the most recent practicable date as to six persons known to the Company to own beneficially five percent or more of the outstanding common stock of the corporation.

                          Name and Address     Amount and Nature      % of Class
   Title of Class         of Beneficial Owner  of Beneficial Owner   Outstanding
   --------------         -------------------  -------------------   -----------
Common Stock              Public School            2,142,857 (1)       26.4% (1)
                          Employes'
                          Retirement
                          System of the
                          Commonwealth of
                          Pennsylvania
                          Five North 5th
                          Street
                          Harrisburg, PA
                          17101

Common Stock              State of                   787,500 (3)        9.7%
                          Wisconsin
                          Investment Board
                          P. O. Box 7842
                          Madison, WI
                          53707

                                                   (Continued on following page)

(Continued from previous page)


                          Name and Address     Amount and Nature      % of Class
   Title of Class         of Beneficial Owner  of Beneficial Owner   Outstanding
   --------------         -------------------  -------------------   -----------
Common Stock              Fidelity                   714,286 (2)        8.8% (2)
                          Management &
                          Research Co.
                          82 Devonshire
                          Street
                          Boston, MA
                          02109

Common Stock              Gabriel                    674,416 (5)        8.3%
                          Capital, L.P.,
                          Ariel Fund
                          Limited, Ariel
                          Management
                          Corp., J. Ezra
                          Merkin
                          c/o Shereff,
                          Friedman,
                          Hoffman &
                          Goodman, LLP
                          919 Third Avenue
                          New York, NY
                          10022

Common Stock              Fred D. Gibson,           442,812 (4)         5.5%
                          Jr.

Common Stock              Dimensional               424,600 (3)         5.2%
                          Fund Advisors
                          Santa Monica,
                          CA  90401

     (1) This figure represents the number of shares that can be acquired upon the exercise of a warrant that was issued to the Public School Employes' Retirement System of the Commonwealth of Pennsylvania ("PSERS") on February 21, 1992, at the time PSERS acquired from the Company a $30,000,000 term note due February 21, 2002. The number of shares that can be purchased upon exercise of the warrant is the unpaid principal amount of the note divided by the warrant exercise price, which is $14.00 per share.

     (2) This figure represents the number of shares that can be acquired upon the exercise of warrants that were issued to five funds of Fidelity Management & Research Co. on February 21, 1992, at the time these funds acquired from the Company five term notes aggregating $10,000,000 due February 21, 2002. The number of shares that can be purchased upon exercise of each warrant is the unpaid principal amount of the notes divided by the warrant exercise price, which is $14.00 per share.

     (3) This information was obtained from a service used by the Company's Investor Relations Department entitled "CDA Equity Intelligence - Bullseye Ownership Report" as of December 14, 1995.

     (4) Includes 45,000 shares of Common Stock subject to options granted to Mr. Gibson pursuant to the Company's employee stock option plans, which options are exercisable within 60 days after February 9, 1996.

     (5) This information was obtained from a Schedule 13D filed with the Securities and Exchange Commission on or about January 19, 1996.

INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Deloitte & Touche served as the Company's independent public accountants for the fiscal year ended September 30, 1995. It is expected that this firm will serve as such during the current fiscal year. The Audit Committee met and evaluated the performance of the independent public accountants and recommended that the Board of Directors approve the audit for fiscal year ended September 30, 1995. A representative of Deloitte & Touche is expected to attend the Annual Meeting and to have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     If a stockholder wishes to have a proposal considered for inclusion in the Company's 1997 Annual Meeting of Stockholders and accompanying proxy solicitation materials, the proposal must be stated in writing and must be filed with the Secretary of the Corporation on or before September 30, 1996. The Board of Directors will review any proposal that is received by that date and will determine whether it should be included in the Company's 1997 Annual Meeting of Stockholders and proxy solicitation materials.

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

                              By Order of the Board of Directors



                              C. Keith Rooker, Secretary

Dated: February 12, 1996

                         AMERICAN PACIFIC CORPORATION
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
         THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 12, 1996

The undersigned hereby appoints Fred D. Gibson, Jr. and C. Keith Rooker, and each of them, with full power of substitution and revocation, the attorneys and proxies of the undersigned to attend and vote all shares of Common Stock of American Pacific Corporation that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of American Pacific Corporation, a Delaware corporation, to be held on March 12, 1996 at 10:30 a.m., local time, at the Sheraton Desert Inn Casino & Resort, 3145 S. Las Vegas Boulevard, Las Vegas, Nevada, and at any adjournment or adjournments thereof, hereby revoking any proxy heretofore given.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
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

[X]     Please mark your
        votes as in this
        example

1.  Election of Directors          FOR all nominees         WITHHOLD AUTHORITY
    as recommended in              listed, except as [_]    to vote for all  [_]
    the Proxy Statement            marked to the            nominees listed.
                                   contrary.

Nominees:
    Norval F. Pohl
    C. Keith Rooker
    Jane L. Williams

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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--------------------------------------------------------------------------------

 This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposal 1.

 Please insert the date and sign your name exactly as it appears hereon. If shares are held jointly, each joint owner should sign. Executors, administrators, trustees, guardians, etc., should so indicate when signing. Corporation should sign full corporate name by an authorized officer. Partnerships should sign partnership name by an authorized person.

 Unless the date has been inserted below, this Proxy shall be deemed to be dated for all purposes of the date appearing on the postmark on the envelope with which it is enclosed. In such a case the Proxies named above are authorized to insert the date in accordance with these instructions.

 YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

 THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS.

Signature(s) of Shareholder(s)                              Dated:          1996
                              -----------------------------       ----------